CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:

MANAGERS TRUST II: MANAGERS AMG CHICAGO EQUITY PARTNERS MID-CAP FUND, MANAGERS AMG CHICAGO EQUITY PARTNERS BALANCED FUND, MANAGERS HIGH YIELD FUND, MANAGERS FIXED INCOME FUND, MANAGERS SHORT DURATION GOVERNMENT FUND AND MANAGERS INTERMEDIATE DURATION GOVERNMENT FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated:	February 29, 2008	/s/ William J. Nutt
William J. Nutt
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS TRUST II: MANAGERS AMG CHICAGO EQUITY PARTNERS MID-CAP FUND, MANAGERS AMG CHICAGO EQUITY PARTNERS BALANCED FUND, MANAGERS HIGH YIELD FUND, MANAGERS FIXED INCOME FUND, MANAGERS SHORT DURATION GOVERNMENT FUND AND MANAGERS INTERMEDIATE DURATION GOVERNMENT FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated:	February 29, 2008	/s/ Donald S. Rumery
Donald S. Rumery
Chief Financial Officer